                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)                   June 29, 2000



                              NEUROGEN CORPORATION
             (Exact name of registrant as specified in its charter)



          DELAWARE                  0-18311            22-2845714
(State or other jurisdiction      (Commission         IRS Employer
      of incorporation)          File Number)      Identification No.)




35 Northeast Industrial Road, Branford, Connecticut                     06405
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code                (203) 488-8201






                                      None

          (Former name or former address, if changed since last report)


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Item 5.  Other Events

     On June 28, 2000, Neurogen Corporation (the "Company") announced that it had entered into definitive purchase agreements for the sale of $41 million of newly-issued common stock to selected institutional investors at a price of $25 per share. The 1.638 million shares of common stock were not registered under the Securities Act of 1933, as amended, and cannot be offered or sold absent registration of an applicable exemption from registration. The Company will file a registration statement to register the shares for resale.

Item 7.  Financial Statements and Exhibits

     (c) Exhibits

          99.1 News Release of the Company dated June 29, 2000 discussing the matters described in Item 5.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    NEUROGEN CORPORATION
                                        ----------------------------------------
                                                       (Registrant)



      June 29, 2000                        /s/ Stephen R. Davis
--------------------------      ------------------------------------------------
         DATE                                Stephen R. Davis
                                Senior Vice President and Chief Business Officer


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                                  EXHIBIT INDEX

Exhibit                         Exhibit
Number                          -------
-------


 99.1            News Release of the Company  dated June
                 28,   2000   discussing   the   matters
                 described in Item 5.

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                                                                    Exhibit 99.1

CONTACTS:
Amy C. Enders                                            Lori Gosset(media)
Stephen R. Davis                                         Robert Marston & Assoc.
Neurogen Corporation                                     (212)371-2200
(203)488-8201


                 NEUROGEN CONDUCTS $41 MILLION PRIVATE PLACEMENT

     Branford Conn. - June 28, 2000 -- Neurogen Corporation (Nasdaq: NRGN), a leading company in the fields of new drug discovery and informatics-based drug discovery technologies, today announced that it has entered into definitive purchase agreements for the sale of $41 million of newly-issued common stock to selected institutional investors at a price of $25 per share. Pacific Growth Equities served as sole placement agent for the transaction. Neurogen expects to use the proceeds from the financing to apply its AIDDTM (Accelerated Intelligent Drug Discovery) technologies to the burgeoning number of new drug discovery targets emerging from the sequencing of the human genome.

     The 1.638 million shares of common stock to be sold in the offering have not been registered under the Securities Act of 1933, as amended, and cannot be offered or sold absent registration or an applicable exemption from registration. The Company will file a registration statement to register the shares for resale. Neurogen is a leader in both the discovery and development of new drug candidates to treat large market psychiatric, metabolic and inflammatory disorders and in the development and integration of new drug discovery technologies within its AIDDTM (Accelerated Intelligent Drug Discovery) program. Neurogen has generated a growing portfolio of compelling new drug programs that promise improved efficacy and reduced side effects. Through strategic collaborations with world-class pharmaceutical companies on its individual drug programs, Neurogen couples its ability to generate multiple drug candidates with the proven drug development and marketing expertise of its partners. These collaborations help to finance the company's operations and hold the promise of valuable royalties and profit sharing upon the commercialization of Neurogen's products. Neurogen also finances its activities via licenses of its AIDD technologies to other companies.



Neurogen Conducts $41 Million Private Placement, Page Two

     The information in this press release contains certain forward-looking statements that involve risks and uncertainties as detailed from time to time in Neurogen's SEC filings, including its most recent 10-K. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, risks associated with the inherent uncertainty of Company research, difficulties or delays in development, testing, regulatory approval, production and marketing of any of the Company's drug candidates, adverse side effects or inadequate therapeutic efficacy of the Company's drug candidates, advancement of competitive products, dependence on corporate partners, sufficiency of cash to fund the Company's planned operations and patent, product liability and third party reimbursement risks associated with the pharmaceutical industry.